Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated March 11, 2008, accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of BUCA, Inc. to its shareholders on Form 10-K for the year ended December 30, 2007 which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

Minneapolis, Minnesota
August 14, 2008